UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2026

Advantage Solutions Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38990	83-4629508
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7676 Forsyth Boulevard, Fifth Floor
St. Louis, Missouri	63105
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (314) 655-9333

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	ADV	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended Employment Agreements with Named Executive Officers

On October 30, 2026 (the “Effective Date”), Advantage Solutions Inc. (together with its subsidiaries and affiliates, the “Company”) entered into a Second Amended and Restated Employment Agreement (the “Peacock A&R Employment Agreement”) with David Peacock, the Company’s Chief Executive Officer. In addition to his existing severance payments and benefits, the Peacock A&R Employment Agreement provides that, in the event that Mr. Peacock experiences a Change in Control Qualifying Termination (as defined below), he will also be entitled to (i) a lump sum amount equal to two times his target annual bonus, and (ii) 100% accelerated vesting of all outstanding time-based equity awards (provided, that, with respect to any equity awards granted prior to the Effective Date, he will only be entitled to the benefits provided under this clauses (i) and (ii) if his Qualifying Termination (as defined below) occurs within 24 months following a Change in Control).

On the Effective Date, the Company entered into a Second Amended and Restated Employment Agreement (the “Growe A&R Employment Agreement”) with Christopher Growe, the Company’s Chief Financial Officer, an Amended and Restated Employment Letter Agreement (the “Harsh A&R Employment Agreement”) with Jeffrey Harsh, the Company’s Chief Operating Officer, Branded Services, and an Amended and Restated Employment Agreement (the “Taylor A&R Employment Agreement”) with Michael Taylor, the Company’s Chief Operating Officer, Retailer Services and Activation. In addition to their existing severance payments and benefits, each of the Growe A&R Employment Agreement and the Harsh A&R Employment Agreement provides that, in the event that the executive experiences a Change in Control Qualifying Termination, he will be entitled to receive the following severance benefits: (i) continued payment of his base salary for a period of 18 months; (ii) employer-paid COBRA coverage for 18 months; (iii) a lump sum amount equal to 1.5 times his target annual bonus; and (iv) 100% accelerated vesting of all outstanding time-based equity awards and an 18 month post-termination exercise period for his outstanding stock options (provided, that, with respect to any equity awards granted prior to the Effective Date, the executive will only be entitled to the benefits provided under this clause (iv) if his Qualifying Termination occurs within 24 months following a Change in Control). The Harsh A&R Employment Agreement also provides Mr. Harsh with employer-paid COBRA coverage for 12 months following a Qualifying Termination.

The Taylor A&R Employment Agreement extends Mr. Taylor’s employer-paid COBRA coverage from nine months to 12 months following a Qualifying Termination. In addition, the Taylor A&R Employment Agreement provides that, in the event that Mr. Taylor experiences a Change in Control Qualifying Termination, he will be entitled to the following severance benefits: (i) an amount equal to 1.5 times Mr. Taylor’s base salary and target annual bonus, payable over a period of 18 months; (ii) a pro-rated annual bonus for the year of termination based on actual results; (iii) employer-paid COBRA coverage for 18 months; (iv) outplacement services; and (v) 100% accelerated vesting of all outstanding time-based equity awards and an 18 month post-termination exercise period for his outstanding stock options (provided, that, with respect to any equity awards granted prior to the Effective Date, Mr. Taylor will only be entitled to the benefits provided under this clause (v) if his Qualifying Termination occurs within 24 months following a Change in Control).

For purposes of the amended employment agreements, a “Change in Control Qualifying Termination” means (i) a termination of the executive’s employment by the Company without cause or by the executive for good reason (a “Qualifying Termination”) that occurs within 24 months after a change in control, or (ii) a Qualifying Termination that occurs (a) following the execution of a definitive agreement that, if the transaction(s) contemplated thereunder are consummated, would result in a Change in Control (as defined in the amended employment agreements), (b) (1) in connection with or as a result of the potential Change in Control transaction (as determined by the Company in good faith) and (2) other than by reasons unrelated to the potential Change in Control transaction (including, without limitation, for purposes of this clause (2), due to a reduction in force, termination due to poor performance, restructuring, position elimination organization structure redesign or leadership change or consolidation, in each case, unrelated to the potential Change in Control transaction), and (c) within six months prior to the date of a Change in Control.

The foregoing descriptions of the Peacock A&R Employment Agreement, Growe A&R Employment Agreement, Harsh A&R Employment Agreement, and Taylor A&R Employment Agreement are qualified in their entirety by reference to the full text of such agreements, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Second Amended and Restated Employment Agreement, dated October 30, 2026, by and between Advantage Solutions Inc. and David Peacock.

10.2	Second Amended and Restated Employment Agreement, dated October 30, 2026, by and between Advantage Solutions Inc. and Christoper Growe.

10.3*	Amended and Restated Employment Letter Agreement, dated October 30, 2026, by and between Advantage Sales & Marketing LLC and Jeffrey Harsh.

10.4*	Amended and Restated Employment Letter Agreement, dated October 30, 2026, by and between SAS Retail Services, LLC and Michael Taylor.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain portions of this document that constitute confidential information have been redacted pursuant to Item 601(b)(10) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 2, 2026		ADVANTAGE SOLUTIONS INC.

	By:	/s/ Christopher Growe
Christopher Growe Chief Financial Officer